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                                                       EXHIBIT 23.1
INDEPENDENT AUDITORS' CONSENT

President Casinos, Inc.

We consent to the incorporation by reference in the Registration Statements of President Casinos, Inc.'s "1992 Stock Option Plan," as amended, "1997 Stock Option Plan" and "1999 Stock Incentive Plan" of President Casinos, Inc. (the "Company") on Form S-8 of our report dated May 8, 2002 (May 20, 2002 as to Note 18) appearing in this Annual Report on Form 10-K of the Company for the year ended February 28, 2002.


/s/ Deloitte & Touche, LLP
-------------------------

St. Louis, Missouri
May 28, 2002